UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: January 16, 2013

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

American Airlines, Inc. is furnishing herewith a press release issued on January 16, 2013 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein. This press release was issued to report AMR's fourth quarter 2012 results.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release of AMR dated January 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: January 16, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Press Release of AMR dated January 16, 2013

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com
FOR RELEASE: Wednesday, Jan. 16, 2013

AMR Corporation Reports Fourth Quarter 2012 Net Profit of
$262 Million, a $1.4 Billion Improvement Over Fourth Quarter 2011
Excluding reorganization and special items, the fourth quarter net loss would be $88 million, a $121 million improvement over the same period last year
Fort Worth, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported results for the fourth quarter and year ended December 31, 2012. Key points include:

•	Revenue of $24.9 billion in 2012, the highest in company history

•	Full-year operating profit of $494 million, excluding special items, a $749 million improvement over 2011

•	Full-year net loss of $1.9 billion. Excluding reorganization and special items, the full-year net loss was $130 million, a $932 million improvement over 2011

•
American took delivery of 11 new aircraft in the fourth quarter (nine 737-800s and two 777-300ERs) and 30 new aircraft during the full year (28 737-800s and two 777-300ERs), putting the airline on track to have the youngest, most fuel-efficient fleet among U.S. network carriers by 2017

“We have made enormous progress towards building the new American,” said Tom Horton, AMR's Chairman and CEO. “It is remarkable what the American team has been able to accomplish, including generating record revenue and a return to an operating profit for the year while restructuring every aspect of our company. I want to thank all of our people for their dedication, hard work and commitment to serving our customers during this time. Our momentum is growing toward emerging as a strong, healthy and vibrant competitor. In fact, with what we have accomplished, we expect to show strong results beginning in the first quarter of 2013.”
In the fourth quarter, AMR reported a net profit of $262 million compared to a net loss of $1.1 billion in the fourth quarter of 2011. AMR's fourth quarter results include $350 million of net positive reorganization and special items, which are detailed below.
Excluding reorganization and special items, the net loss in the fourth quarter of 2012 was $88 million, a $121 million improvement from the prior year. The fourth quarter of 2012 was negatively impacted by Hurricane Sandy and the early November snow storm in the Northeast and, separately, by the residual headwind on fourth quarter bookings from the operational disruptions experienced in late September and early October. The cumulative impact from these events is estimated to have reduced net profits by $142 million.
For full-year 2012, American recorded a net loss of $1.9 billion, compared to 2011's full-year net loss of $2.0 billion. AMR's full year 2012 results include $1.7 billion of net negative reorganization and special items, which are detailed below.
Excluding reorganization and special items, the net loss for 2012 was $130 million, a $932 million improvement over 2011. The company's operating profit, excluding special items, of $494 million for 2012 was a $749 million improvement over last year.

Restructuring Progress

During the last year, AMR has completed the majority of its financial restructuring, including reducing debt, renegotiating aircraft leases and facilities agreements, grounding older airplanes, rationalizing the regional fleet, and renegotiating supplier relationships. AMR expects these actions to continue to increasingly improve its cost structure in 2013, as the company approaches its targeted restructuring related savings by the end of 2013.
In 2012:

•
American achieved labor cost reductions of 17 percent across all workgroups, including management, independent employees and unionized workgroups, all of which ratified agreements for six-year terms. Progress was also made at American Eagle, which achieved costs savings and reached agreements with its unionized workgroups

•	American made changes to its organizational structure to reduce management positions, making American's management workgroup the leanest among the network carriers

•
Renegotiated the financing terms for more than 400 mainline and regional aircraft, which includes completing its financial contracts on its 216 Embraer aircraft. Improved terms on these aircraft significantly lower AMR's aircraft ownership related costs, while also harmonizing its aircraft retirement and new aircraft delivery schedules

•	Negotiated more than 95 percent of American's 725 facility leases

•
Evaluated and/or renegotiated over 9,000 vendor/supplier agreements - American's suppliers have made significant contributions to its strategic plan for success, allowing AMR to meet its savings objectives as outlined in its business plan

•
Realized over $400 million in restructuring related savings in the fourth quarter, primarily from renegotiated aircraft leases, reductions to management and support staff positions, freezing the pension plans for all workgroups, and sun-setting the retiree medical program for active employees

“Throughout 2012, we have executed on all aspects of our business plan - streamlining our organizational structure, increasing unit revenues, reducing unit costs, and restructuring our balance sheet,” said Bella Goren, AMR's Chief Financial Officer. “The strong financial foundation we are building gives us the ability to deliver returns to our financial stakeholders and make investments that create enhanced value for our customers and our people.”

Revenue Performance
For the fourth quarter of 2012, the company reported consolidated revenue of $5.9 billion, 0.3 percent lower compared to the prior year. The combined effects of Hurricane Sandy, the November snow storm in the Northeast, and the booking headwind from the earlier operational disruption, negatively impacted revenue by an estimated $155 million in the fourth quarter.
Fourth quarter consolidated passenger revenue per available seat mile (PRASM) was comparable to the same period last year, and mainline PRASM decreased by 0.4 percent. Absent the same factors that impacted revenues - described above - American estimates that PRASM would have been approximately 2.0 percentage points higher than the fourth quarter of 2011.
For full-year 2012, AMR reported record consolidated revenue of $24.9 billion, up 3.7 percent compared to 2011, on 1.0 percent less capacity. For 2012, AMR's consolidated and mainline PRASM rose 5.8 percent and 5.6 percent year-over-year, respectively. Consolidated revenue performance was driven by a 4.6 percent year-over-year improvement in yield, or average fares paid, and record high consolidated and mainline load factors, or percentage of seats filled, of 82.2 percent and 82.8 percent, respectively. Domestic PRASM improved 5.5 percent in full-year 2012 versus full-year 2011, with PRASM increases across all five of American's hubs.
International PRASM increased 5.7 percent in 2012 over the prior year, driven by improved yield performance across all entities and increased load factors. “We are making tremendous progress strengthening American's global network by focusing the flying from our hubs to the most important domestic and international cities with the highest concentration of business travelers,” said Virasb Vahidi, American's Chief Commercial Officer. “We are enhancing relationships with the best international alliance partners and creating a pipeline of industry-leading products and services, including a significant renewal and transformation of our fleet that will drive revenue performance in the coming years.”

American's 2012 revenue improvement is a result of solid execution on its network, alliances, and product strategy. The recent revenue progress does not yet account for the benefits expected from initiatives accomplished in the restructuring.

Operating Expense
For the fourth quarter, AMR's consolidated operating expenses, excluding special items, decreased $139 million, or 2.3 percent, versus the same period in 2011. American's mainline cost per available seat mile (unit cost) in the fourth quarter decreased 3.3 percent versus the same period last year, excluding special items in both periods. Taking into account the impact of fuel hedging, AMR paid $3.22 per gallon for jet fuel in the fourth quarter versus $3.01 a gallon in the fourth quarter of 2011, a 6.6 percent increase. As a result, the company paid $135 million more for fuel in the fourth quarter of 2012 than it would have paid at prevailing prices from the prior-year period.
Excluding fuel and special items, mainline and consolidated unit costs in the fourth quarter of 2012 decreased 8.9 percent and 7.6 percent year-over-year, respectively, primarily driven by American's restructuring efforts. “The significant improvement in the fourth quarter in non-fuel unit cost underscores the results we have been able to achieve in our restructuring efforts and the competitive cost structure we have put in place for the future,” said Bella Goren, AMR's Chief Financial Officer.
Since many of the restructuring savings were implemented near the end of the year, AMR's full year 2012 consolidated operating expenses, excluding special items, were up 0.3 percent, or $84 million, year-over-year. They also reflect a negative impact of $514 million due to higher fuel prices in 2012. American's 2012 mainline unit costs, excluding special items, increased 1.5 percent versus the prior year. Excluding fuel and special items, mainline unit costs decreased 0.9 percent for the same period.
An unaudited summary of full-year 2012 results is available in the tables at the back of this press release.

Cash Position
AMR ended the fourth quarter with approximately $4.7 billion in cash and short-term investments, including a restricted cash balance of $850 million, compared to a balance of approximately $4.7 billion in cash and short-term investments, including a restricted balance of approximately $738 million, at the end of the fourth quarter of 2011.

2012 Notable Accomplishments
American has made significant progress in its plan to transform the airline into an industry leader. While the restructuring process is allowing the company to achieve a competitive cost structure and strengthen its balance sheet, American also showed improvement across all aspects of its business. Key accomplishments in 2012 include:

Financial:

•	The largest annual revenue in company history

•
Unit revenue growth that outpaced the industry average in 2012 - driven by strong customer demand for American's product. Mainline and consolidated PRASM, passenger yield and load factor in 2012 were all records for any year in AMR's history

•	Full-year 2012 operating profit, excluding special items, of $494 million, a $749 million improvement over 2011

Fleet Renewal and Transformation:
American made substantial progress on its fleet renewal plans and is on pace to have the youngest fleet in the industry in the next five years.

•	In the fourth quarter, the size of American's fleet of 737-800s surpassed that of its MD-80s. 737-800s offer a 35 percent reduction in fuel cost per seat versus the MD-80

•
American became the first U.S. airline to take delivery of the Boeing 777-300ER, giving the airline's fleet additional network flexibility, while delivering a state of the art customer experience, and better operating economics

•	American has 59 new mainline aircraft slated for delivery in 2013 and is in the midst of a significant renewal and transformation of its fleet

Customer Experience Enhancements:
American has taken many steps to provide an exceptional customer experience throughout the entire travel journey.

•	Announced a redesigned interior of its international widebody aircraft, including 777-200ERs and 767-300ERs

•	Will be the first domestic carrier to offer three-class service and fully lie-flat First and Business Class seats on transcontinental flights

•	Installing Main Cabin Extra to give customers more leg room in the Coach cabin

•
Introduced new travel options and a brand new booking path on AA.com offering customers more choices to book competitive, round-trip fares, as well as select new combinations of products and services customers value most

Network and Alliances Strategy:
American bolstered its network and alliances by expanding service from its hubs to the domestic and international cities most desirable to high value customers and by enhancing existing and forging new strategic partnerships.

•	International Expansion - American announced new routes and expansion into new international markets that have strong growth prospects, including:

•	Manaus and São Paulo, Brazil; Roatan, Honduras; Asuncion, Paraguay; Puebla, Mexico; Bogotá, Colombia

•	Dusseldorf, Germany and Dublin, Ireland

•	Seoul, South Korea

•
Joint Businesses - The continuing maturation of American's joint business agreements with IAG, parent of British Airways and Iberia, over the Atlantic, and Japan Airlines over the Pacific, were instrumental in driving unit revenue improvements of 5.9 percent and 9.6 percent over the Atlantic and Pacific in 2012, respectively

•	Codeshare - American expanded its long-standing partnership with LATAM Airlines group by embarking on codeshare agreements with TAM and LAN Colombia

•	oneworld® - New member airberlin and members-elect Malaysia and Qatar Airways will bolster American's network

Reorganization and Special Items:
AMR's fourth quarter 2012 results include $350 million of net positive reorganization and special items.

•	Of that amount, AMR recognized a $569 million non-cash income tax benefit from continuing operations during the fourth quarter of 2012 related to gains in Other Comprehensive Income

•
The company recognized a $441 million loss in reorganization items resulting from certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on November 29, 2011. These items primarily result from estimated claims associated with restructuring the financing arrangements for certain debt, aircraft leases, as well as professional fees

•	The company recognized $58 million in special charges, primarily associated with personnel related restructuring costs

•	The fourth quarter results also include a $280 million benefit from settlement of a commercial dispute

AMR's full year 2012 results include $1.7 billion of net negative reorganization and special items.

•
Of that amount, the company recognized a $2.2 billion loss in reorganization items resulting from certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on November 29, 2011. These items are primarily from estimated claims associated with restructuring the financing arrangements for certain debt, aircraft leases, and rejecting certain special facility revenue bonds, as well as professional fees

•	The company recognized $387 million in special charges, primarily associated with personnel related restructuring costs

•
As described above, in the fourth quarter, the company recognized a $569 million non-cash income tax benefit from continuing operations, and a $280 million benefit from a settlement of a commercial dispute

Capacity Guidance
AMR estimates consolidated capacity in the first quarter of 2013 to be down 1.7 percent versus the first quarter of 2012.
Factors contributing to this estimated reduction in capacity include the absence of Leap Day in 2013, and progress American has made in implementing its Main Cabin Extra program removing seats from the coach cabin. To date, American has completed the retrofit of its Boeing 757 and 767 fleets, has completed approximately half of its 737 fleet, and will commence the retrofit of the MD-80 fleet in January 2013 with completion targeted for the second quarter.
As previously reported, American experienced an unusually high number of pilot retirements in the fall of 2011 that resulted in capacity reductions for the period November 2011 to February 2012.
Absent the impact of the capacity reductions in January and February of 2012 due to pilot retirements, consolidated capacity in the first quarter of 2013 is estimated to be down 3.4 percent year-over-year.
First Quarter Unit Costs Guidance
AMR will continue to realize restructuring related savings and estimates that in the first quarter of 2013, unit costs will improve year-over-year, despite a capacity headwind due to consolidated capacity decreasing by 1.7 percent and lapping some restructuring related savings that impacted the first quarter of last year.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers nearly 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the company's restructuring, there can be no assurance as to the future value of the company's or any of its subsidiaries' securities, including AMR common stock, which could have little or no value at the end of the restructuring process. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including the company's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2012	2011	Change
Revenues
Passenger - American Airlines	$4,440	$4,439	—
- Regional Affiliates	706	701	0.8
Cargo	170	171	(0.6)
Other revenues	621	645	(3.7)
Total operating revenues	5,937	5,956	(0.3)

Expenses
Aircraft fuel	2,162	2,006	7.8
Wages, salaries and benefits	1,555	1,790	(13.1)
Other rentals and landing fees	314	361	(13.0)
Maintenance, materials and repairs	354	301	17.7
Depreciation and amortization	239	271	(11.7)
Commissions, booking fees and credit card expense	244	253	(3.5)
Aircraft rentals	140	179	(21.8)
Food service	142	128	10.7
Special charges	58	725	(92.0)
Other operating expenses	725	725	—
Total operating expenses	5,933	6,739	(12.0)

Operating Income (Loss)	4	(783)	*

Other Income (Expense)
Interest income	6	6	1.6
Interest expense	(159)	(199)	(20.3)
Interest capitalized	14	12	10.6
Miscellaneous - net	270	(13)	*
Total other income	131	(194)	*

Income (Loss) Before Reorganization Items, Net	135	(977)	*
Reorganization Items, Net	(441)	(118)	*
Income Before Income Taxes	(307)	(1,095)	(72.0)
Income tax	(569)	—	*
Net Income	$262	$(1,095)	*

Earnings Per Share
Basic	$0.78	$(3.27)
Diluted	$0.69	$(3.27)

Number of Shares Used in Computation
Basic	335	335
Diluted	382	335
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended December 31, 2012
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	11.8	0.3%	22.0	(1)%
International	11.9	(1.4)%	15.4	2.5%
DOT Latin America	13.3	(5.4)%	8.1	9.4%
DOT Atlantic	10.5	3.7%	5.0	(9.1)%
DOT Pacific	10.1	(1.2)%	2.3	8.5%

American Airlines, Inc.	Three Months Ended December 31, 2012
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	82.7	(0.6)	14.3	1.0%
International	79.9	(0.4)	14.9	(0.9)%
DOT Latin America	78.1	(2.3)	17.0	(2.6)%
DOT Atlantic	82.1	1.7	12.8	1.6%
DOT Pacific	81.1	2.0	12.4	(3.6)%

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Percent
	2012	2011	Change
AMR Corporation Consolidated
Revenue passenger miles (millions)	33,068	33,181	(0.3)
Available seat miles (millions)	40,813	40,750	0.2
Cargo ton miles (millions)	436	441	(1.2)
Passenger load factor	81.0%	81.4%	(0.4) pts
Passenger revenue yield per passenger mile (cents)	15.56	15.49	0.5
Passenger revenue per available seat mile (cents)	12.61	12.61	—
Cargo revenue yield per ton mile (cents)	38.98	38.77	0.5
Fuel consumption (gallons, in millions)	673	665	1.1
Fuel price per gallon (dollars)	3.22	3.01	6.6

American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	30,558	30,640	(0.3)
Available seat miles (millions)	37,466	37,308	0.4
Cargo ton miles (millions)	436	441	(1.2)
Passenger load factor	81.6%	82.1%	(0.6) pts
Passenger revenue yield per passenger mile (cents)	14.53	14.49	0.3
Passenger revenue per available seat mile (cents)	11.85	11.90	(0.4)
Cargo revenue yield per ton mile (cents)	38.98	38.77	0.5
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.84	16.10	(14.0)
Fuel consumption (gallons, in millions)	595	587	1.4
Fuel price per gallon (dollars)	3.22	3.02	6.6

Regional Affiliates
Revenue passenger miles (millions)	2,511	2,541	(1.2)
Available seat miles (millions)	3,347	3,442	(2.8)
Passenger load factor	75.0%	73.8%	1.2 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	62,400	66,500
Other	13,800	13,700
Total	76,200	80,200

(1) Excludes $744 million and $740 million of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended December 31,		Percent
	2012	2011	Change

Net Income	$262	$(1,095)	*
Special Items
Revenue	—	43	(100.0)
Severance Related and Impairment Charges	58	725	(92.0)
Settlement of a Commercial Dispute	(280)	—	*
OCI Tax Benefit	(569)	—	*
Reorganization Items	441	118	*
Net Income Excluding Reorganization and Special Items	(88)	(209)	(57.9)
* Greater than 100%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended December 31,		Percent
	2012	2011	Change

Operating Profit	$4	$(783)	*
Special Items
Revenue	—	43
Severance Related and Impairment Charges	58	725	(92.0)
Operating Profit, excluding special items	62	(15)	*
* Greater than 100%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2012	2011
Total operating expenses	$5,933	$6,739
Available seat miles	40,813	40,750
Operating expenses per available seat mile (cents)	14.54	16.54
Less: Impact of special Items (cents)	0.15	1.78

Operating expenses per available seat mile, excluding impact of special items (cents)	14.39	14.76

Percent change	(2.5)%

Less: Fuel expense per available seat mile (cents)	5.29	4.92
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.10	9.84

Percent change	(7.6)%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2012	2011
Total operating expenses	$5,931	$6,748
Less: Operating expenses incurred related to Regional Affiliates	744	740
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,187	$6,008
American mainline jet operations available seat miles	37,466	37,308
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.84	16.10

Percent change	(14.0)%

Less: Impact of special Items (cents)	0.15	1.94
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.69	14.16

Percent change	(3.3)%

Less: Fuel cost per available seat mile (cents)	5.11	4.74
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items, and fuel expenses (cents)	8.58	9.42

Percent change	(8.9)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items, assists investors in understanding the impact of fuel prices and special items on the Company's operations.

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2012	2011
Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	13.84	16.10
Less: Fuel expense per available seat mile (cents)	5.11	4.74
Operating expenses per available seat mile, excluding Regional
Affiliates and fuel expenses (cents)	8.73	11.36

Percent change	(23.2)%

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2012	2011	Change
Revenues
Passenger - American Airlines	$18,743	$17,947	4.4
- Regional Affiliates	2,914	2,724	7.0
Cargo	669	703	(4.8)
Other revenues	2,529	2,605	(2.9)
Total operating revenues	24,855	23,979	3.7

Expenses
Aircraft fuel	8,717	8,304	5.0
Wages, salaries and benefits	6,897	7,053	(2.2)
Other rentals and landing fees	1,304	1,432	(8.9)
Maintenance, materials and repairs	1,400	1,284	9.1
Depreciation and amortization	1,015	1,086	(6.5)
Commissions, booking fees and credit card expense	1,050	1,062	(1.1)
Aircraft rentals	550	662	(17.0)
Food service	536	518	3.4
Special charges	387	725	(46.7)
Other operating expenses	2,892	2,907	(0.5)
Total operating expenses	24,748	25,033	(1.1)

Operating Income (Loss)	107	(1,054)	*

Other Income (Expense)
Interest income	26	26	(1.7)
Interest expense	(662)	(826)	(19.8)
Interest capitalized	50	40	24.8
Miscellaneous - net	242	(47)	*
Total other income	(344)	(807)	(57.4)

Income (Loss) Before Reorganization Items, Net	(237)	(1,861)	(87.3)
Reorganization Items, Net	(2,208)	(118)	*
Income Before Income Taxes	(2,445)	(1,979)	23.6
Income tax	(569)	—	*
Net Income	$(1,876)	$(1,979)	(5.2)

Earnings Per Share
Basic	$(5.60)	$(5.91)
Diluted	$(5.60)	$(5.91)

Number of Shares Used in Computation
Basic	335	335
Diluted	335	335
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Twelve Months Ended December 31, 2012
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.2	5.5%	89.9	(1.9)%
International	12.4	5.7%	62.7	0.1%
DOT Latin America	13.9	3.8%	31.3	4.4%
DOT Atlantic	11.2	5.9%	22.3	(6.6)%
DOT Pacific	10.5	9.6%	9.1	3.5%

American Airlines, Inc.	Twelve Months Ended December 31, 2012
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	83.7	0.5	14.6	5.0%
International	81.6	1.5	15.2	3.8%
DOT Latin America	80.4	(0.4)	17.3	4.3%
DOT Atlantic	82.9	2.9	13.5	2.3%
DOT Pacific	82.4	4.3	12.7	3.9%
1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2012	2011	Change
AMR Corporation Consolidated
Revenue passenger miles (millions)	136,620	136,386	0.2
Available seat miles (millions)	166,224	167,828	(1.0)
Cargo ton miles (millions)	1,761	1,783	(1.2)
Passenger load factor	82.2%	81.3%	0.9 pts
Passenger revenue yield per passenger mile (cents)	15.85	15.16	4.6
Passenger revenue per available seat mile (cents)	13.03	12.32	5.8
Cargo revenue yield per ton mile (cents)	37.97	39.40	(3.7)
Fuel consumption (gallons, in millions)	2,723	2,756	(1.2)
Fuel price per gallon (gallons)	3.20	3.01	6.3

American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	126,406	126,491	(0.1)
Available seat miles (millions)	152,628	154,321	(1.1)
Cargo ton miles (millions)	1,761	1,783	(1.2)
Passenger load factor	82.8%	82.0%	0.9 pts
Passenger revenue yield per passenger mile (cents)	14.83	14.19	4.5
Passenger revenue per available seat mile (cents)	12.28	11.63	5.6
Cargo revenue yield per ton mile (cents)	37.97	39.40	(3.7)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.27	14.30	(0.2)
Fuel consumption (gallons, in millions)	2,410	2,445	(1.5)
Fuel price per gallon (gallons)	3.20	3.01	6.3

Regional Affiliates
Revenue passenger miles (millions)	10,214	9,895	3.2
Available seat miles (millions)	13,595	13,507	0.7
Passenger load factor	75.1%	73.3%	1.9 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	64,550	66,500
Other	13,200	13,600
Total	77,750	80,100

(1) Excludes $3 billion and $3.1 billion of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2012	2011	Change

Net Income	$(1,876)	$(1,979)	(5.2)
Special Items
Revenue	—	43	(100.0)
Severance Related and Impairment Charges	387	756	(48.8)
Settlement of a Commercial Dispute	(280)	—	*
OCI Tax Benefit	(569)	—	*
Reorganization Items	2,208	118	*
Net Income Excluding Reorganization and Special Items	(130)	(1,062)	(87.7)
* Greater than 100%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2012	2011	Change

Operating Profit	$107	$(1,054)	*
Special Items
Revenue	—	43	(100)
Severance Related and Impairment Charges	387	756	(48.8)
Operating Profit, excluding special items	494	(255)	*
* Greater than 100%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated	Twelve Months Ended December 31,
(in millions, except as noted)	2012	2011
Total operating expenses	$24,748	$25,033
Available seat miles	166,224	167,828
Operating expenses per available seat mile (cents)	14.89	14.92
Less: Impact of special Items (cents)	0.23	0.45

Operating expenses per available seat mile, excluding impact of
special items (cents)	14.66	14.47

Percent change	1.3%

Less: Fuel expense per available seat mile (cents)	5.25	4.95
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)
	9.41	9.52

Percent change	(1.1)%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Twelve Months Ended December 31,
(in millions, except as noted)	2012	2011
Total operating expenses	$24,784	$25,128
Less: Operating expenses incurred related to Regional Affiliates	3,007	3,055
Operating expenses excluding expenses incurred related to Regional Affiliates	$21,777	$22,073
American mainline jet operations available seat miles	152,628	154,321
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.27	14.30

Percent change	(0.2)%

Less: Impact of special Items (cents)	0.25	0.49
Operating expenses per available seat mile, excluding Regional
Affiliates and impact of special items (cents)	14.02	13.81

Percent change	1.5%

Less: Fuel cost per available seat mile (cents)	5.05	4.76
Operating expenses per available seat mile, excluding Regional Affiliates,
impact of special items, and fuel expenses (cents)	8.97	9.05

Percent change	(0.9)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items, assists investors in understanding the impact of fuel prices and special items on the Company's operations.

American Airlines, Inc. Mainline Jet Operations	Twelve Months Ended December 31,
(in millions, except as noted)	2012	2011

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	14.27	14.30
Less: Fuel expense per available seat mile (cents)	5.05	4.76
Operating expenses per available seat mile, excluding Regional
Affiliates and fuel expenses (cents)	9.22	9.54

Percent change	(3.3)%

Aircraft in Service
As of December 31, 2012
	Mainline Aircraft in Service
Mainline Aircraft	YE2012A	1QE	2QE	3QE	4QE	YE2013E
McDonnell Douglas MD-80	190	(7)	(6)	(12)	(14)	151
Boeing 737-800	195	9	9	8	5	226
Boeing 757-200	102	(5)	(3)	(2)	(2)	90
Boeing 767-200ER	14	(2)	—	—	(4)	8
Boeing 767-300ER	58	—	—	—	—	58
Boeing 777-200ER	47	—	—	—	—	47
Boeing 777-300ER	2	3	3	1	1	10
Airbus A319	—	—	—	10	5	15
Airbus A321	—	—	—	—	5	5

Total Mainline Aircraft	608	(2)	3	5	(4)	610

	Regional Aircraft in Service
Regional Aircraft	YE2012A	1QE	2QE	3QE	4QE	YE2013E
Embraer RJ-135	21	(2)	(8)	(4)	(7)	—
Embraer RJ-140	74	—	—	—	(3)	71
Embraer RJ-145	118	—	—	—	—	118
Bombardier CRJ-200	12	11	—	—	—	23
Bombardier CRJ-700	47	—	—	—	—	47
Super ATR	9	(3)	(6)	—	—	—

Total Regional Aircraft	281	6	(14)	(4)	(10)	259

Regional fleet plan reflects plan for aircraft operated by wholly owned subsidiaries of AMR and aircraft under executed air service agreements that are operated by third parties.

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